Exhibit 10.2

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

The following symbol is included in this exhibit to indicate where information has been omitted: [***].

FOURTH AMENDMENT TO ISSUING AND PAYING AGENCY AGREEMENT
October 8, 2024
The Bank of New York Mellon,
as Issuing and Paying Agent
500 Ross Street, 12th Floor
Pittsburgh, PA 15262
Attn: Corporate Trust Administration
Re:    Cardinal Health, Inc.
Ladies and Gentlemen:
This letter (the “Fourth Amendment”) sets forth the understanding between you and Cardinal Health, Inc. (the “Company”), whereby you and the Company have agreed to amend that certain Issuing and Paying Agency Agreement by and between you (formerly known as The Bank of New York) and the Company dated August 9, 2006, amended February 28, 2007, November 23, 2016 and September 15, 2017 (the “Issuing and Paying Agency Agreement”) in order to increase to $3,000,000,000 the limit as to the aggregate principal amount of commercial paper notes which may be outstanding at any given time pursuant to such agreement.
1.Defined Terms. Unless the context as used herein requires otherwise, capitalized terms used but not defined in this Fourth Amendment shall have the meaning given to them in the Issuing and Paying Agency Agreement.
2.Amendments.
(a)The last sentence of Paragraph 1 of the Issuing and Paying Agency Agreement is hereby deleted in its entirety and replaced with the following:
“As of October 8, 2024, the Dealers are [***].”

(b)The language following the semicolon appearing in the first sentence of Paragraph 3 of the Issuing and Paying Agency Agreement is hereby deleted in its entirety and replaced with the following:
“such certificate shall also authorize you to deal with representatives of each Dealer (each, a “Dealer Representative”).”
(c)Paragraph 4(a)(i) of the Issuing and Paying Agency Agreement is hereby deleted in its entirety and restated as follows:
“(i) date each such Certificated CP Note the date of issuance thereof (which shall be a Business Day) and insert the maturity date thereof (provided that the Authorized Representative or Dealer Representative shall ensure that such date is a Business Day and that it shall not be more than 364 days from the date of issue and that the aggregate principal amount of CP Notes outstanding shall not exceed $3,000,000,000) and the face amount (provided that the Authorized Representative or the Dealer Representative shall ensure that such face amount is not less than $250,000) thereof in figures;”
(d)The reference to “2:00 p.m.” at the beginning of Paragraph 6(a) is hereby deleted in its entirety and replaced with a reference to “12:00 p.m.”
(e)The addresses for the Dealers set forth in Paragraph 10(c) of the Issuing and Paying Agency Agreement are hereby deleted and replaced with the addresses set forth on Schedule I hereto.
3.No Other Modifications. Except as expressly provided in this Fourth Amendment, all of the terms and conditions of the Issuing and Paying Agency Agreement shall remain unchanged and in full force and effect.
4.Binding Effect. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
5.Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of New York.
6.Conflict. In the event of any inconsistency or conflict between this Fourth Amendment and the Issuing and Paying Agency Agreement, the terms, provisions and conditions of this Fourth Amendment shall govern and control.
7.Counterparts. This Fourth Amendment may be executed in separate counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.
8.Concerning the Issuing and Paying Agent. All of the provisions contained in the Issuing and Paying Agency Agreement in respect of the rights, privileges, protections, immunities, powers and duties of the Issuing and Paying Agent shall be applicable in respect of this Fourth Amendment as fully and with like force and effect as though fully set forth in full herein.

If the foregoing is acceptable to you, please indicate your agreement therewith by signing one or more counterparts of this Fourth Amendment in the space provided below, and returning such signed counterpart(s) to the Company, whereupon this letter when signed by you and the Company, will become a binding agreement between us.
CARDINAL HEALTH, INC.,
By:    /s/ Scott Zimmerman
Name:    Scott Zimmerman
Title:    Treasurer

THE BANK OF NEW YORK MELLON, as Issuing and Paying Agent
By:    /s/ Francine Kincaid
Name:    Francine Kincaid
Title:    Vice President
    Fourth Amendment
Issuing and Paying Agency Agreement